VETROTEX AMERICA

Fiber Glass Reinforcements
750 F. Swedesford Road
P.O. Box 860
Valley Forge, PA  19182
(610) 341-7000 Fax (610) 341-7470



January 3, 2000


Mr. Tom Wallace
Brunswick Technologies, Inc.
43 Bibber Parkway
Brunswick, ME  04011

Dear Tom:

Vetrotex America is pleased to offer the following contract proposal to Brunswick Technologies, Inc. for your consideration.

CONTRACT PERIOD
January 1, 2000 through close of business December 31, 2000.

ELIGIBLE VETROTEX AMERICA PRODUCTS AND CONTRACT PRICE

         =========== ======================== =====================
            Yield          Volume in Lbs           Price $/lb
         =========== ======================== =====================
            1200          1,000,000 (max)            [ * ]
         ----------- ------------------------ ---------------------
             675          1,500,000 (max)            [ * ]
         ----------- ------------------------ ---------------------
             450                                     [ * ]
         ----------- ------------------------ ---------------------
             225                                     [ * ]
         ----------- ------------------------ ---------------------
             113                                     [ * ]
         ----------- ------------------------ ---------------------
            Total          6,000,000 lbs
         ----------- ------------------------ ---------------------

PURCHASE AND SUPPLY COMMITMENTS
Customer agrees to purchase 6 million pounds of product directly from Vetrotex America. The above volumes can be mixed as you wish with the exception of 1200 & 675 yields where maximum volumes are indicated. Therefore, the total volume can only equal 6 million pounds.



A Saint-Gobain Company          ISO 9002 Registered            Awarded OSHA Star

* Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

Brunswick Technologies, Inc.
January 3, 2000
Page 2


Customer acknowledges that its compliance with this purchase commitment is a condition to Vetrotex America's commitments under this Agreement.

Customer agrees that all product purchased hereunder will be used solely for Customer's own use and shall not be purchased for resale.

MONTHLY SHIPMENTS
The purchase and sale of all volumes hereunder shall be relatively uniform from month to month. Vetrotex America's supply commitment, with regard to our 6 million pound annual cap, shall be a minimum of 400,000 lbs per month and shall not exceed 550,000 lbs per month.

PAYMENT TERMS
1% 15, net 30 days from the invoice date.

FREIGHT TERMS
Shipments must be 40,000 pounds or full visible truckload quantities. Freight terms are F.O.B. Wichita Falls, Texas. Freight will be prepaid and absorbed via Vetrotex America's routing to a single destination. 4 days normal freight time (truck) is understood.

AGREEMENT NOT ASSIGNABLE
This Agreement may not be assigned or transferred (by operation of law or otherwise) by Customer without the prior written consent of an authorized Vetrotex America representative. For this purpose, an assignment includes the sale or other transfer of a controlling interest in the stock or other equity of Customer and any merger of Customer with or into another entity.

PACKAGING
Standard Vetrotex America packaging on the "special BTI pallet," already in use, will be used for 225, 675, 450, and 1200 yields. Should any other products be sold to BTI, then Vetrotex America will utilize standard packaging and pallets.

CONSIGNMENT
Vetrotex America will provide for a consignment inventory at Brunswick, ME. Consignment inventory will be subject to UCC 1 filings by Vetrotex America. Consignment quantities will be limited to a maximum of 2 weeks' supply.

FORECAST
Customer will provide a rolling 2 month forecast to Vetrotex America each month by the 20th of each month to the Sales Office in Montreal, Quebec, CN (Robert Martineau's office).

MISCELLANEOUS
Except as expressly stated otherwise in this Agreement, all sales shall be subject to Vetrotex America's General Terms and Conditions of Sale, as in effect from time to time. A copy of the current General Terms and Conditions of Sale is attached.

Brunswick Technologies, Inc.
January 3, 2000
Page 3

This Agreement sets forth the entire agreement of the parties regarding the purchase supply of the referenced reinforcement products and supercedes any prior proposals or agreements, written or oral. This Agreement may not be amended or modified in any respect except by the prior written agreement of both parties. No waiver by either party of any term or condition of this Agreement shall be effective unless in writing and signed by the waiving party.

The terms of this Agreement shall supersede, and shall not be supplemented by, the terms of any purchase order, acknowledgment, invoice or other document issued or used by either party in connection with the purchase or sale of products hereunder.

TERMINATION
This Agreement terminates as of the close of business on December 31, 2000.

If this offer meets with your approval, please have an authorized representative of BTI sign and date this letter in the space provided below and return it to me at the above address prior to January 10, 2000. This offer will be automatically deemed withdrawn if we have not received your written acceptance by the close of business on January 10, 2000.

Sincerely,                                Accepted and agreed:


/s/ Robert S. Jones                       /s/ Thomas L. Wallace
------------------------                  ---------------------
(Authorized Signature)                    (Authorized Signature)
Robert S. Jones
Vetrotex America                          Name: Tom Wallace
                                                -------------------------------

                                          Title: Vice President, Manufacturing
                                                -------------------------------


                                          BRUNSWICK TECHNOLOGIES, INC.


                                          Date:  1/4/00
                                                -------------------------------